Quantinuum Finalizes $100 Million CHIPS R&D Award with U.S. Department of Commerce to Advance Trapped-Ion Quantum Computer Manufacturing in the US • The federal funding supports critical R&D and U.S. quantum semiconductor manufacturing capabilities needed to scale fault-tolerant trapped-ion quantum computing. • Company partnering with GlobalFoundries to fabricate next-gen ion traps and control electronics, and Monarch Quantum to develop and manufacture reliable lasers and optical components. Washington, D.C. – September 8, 2026 – Quantinuum (Nasdaq: QNT), a leading quantum computing company, today announced it has finalized an agreement with the U.S. Department of Commerce’s CHIPS Research and Development Office for $100 million in federal funding deployed through the CHIPS and Science Act. The award, which follows a letter of intent announced in May, supports R&D and U.S. quantum semiconductor manufacturing capabilities needed to deploy large-scale, fault-tolerant trapped-ion quantum computers. Quantinuum, which was the only company with a trapped-ion based architecture to be awarded CHIPS R&D funding, develops the world’s most accurate commercial1 computers with industry-leading error correction fidelity.2 The company leverages established semiconductor manufacturing processes to help ensure reliability, repeatability, and scalability of the company’s current and future quantum computers. “This award is a validation of Quantinuum’s leadership in trapped-ion quantum computing," said Dr. Rajeeb Hazra, President and CEO of Quantinuum. “Together with our domestic partners, we are building the technology and supply-chain foundation needed to scale fault-tolerant systems and strengthen America's leadership in this strategically important field.” The award will support R&D that the company expects to help strengthen and diversify its supply chain, adding onshore partners GlobalFoundries and Monarch Quantum. GlobalFoundries will be one of several of Quantinuum’s foundries enlisted to fabricate its next-generation ion traps and other electronics, specifically focused on using 300mm wafer technology; Monarch Quantum plans to develop and manufacture scalable, reliable lasers and optical components required for Quantinuum’s trapped-ion systems. “As quantum computing moves closer to commercial scale, manufacturing will be critical to unlocking its full potential,” said Tim Breen, CEO of GlobalFoundries. “GlobalFoundries is proud to partner with Quantinuum to help scale their trapped-ion technology. By bringing our expertise in high-volume, differentiated semiconductor manufacturing, we're helping create a path to more scalable, reliable quantum hardware and advancing the next generation of American innovation.” 1 Based on physical two-qubit gate fidelity as of December 31, 2025, according to the 2025 Ransford et al. study. 2 As of February 25, 2026, according to the 2026 Dasu et al. study.

“The road to large-scale, trapped-ion quantum computers relies on moving away from complex, sprawling optical setups to scalable, reliable integrated photonics engines," said Dr. Timothy Day, CEO of Monarch Quantum. "We are honored to expand our partnership with Quantinuum to advance their hardware roadmap and to help strengthen U.S. leadership in quantum computing manufacturing and supply chain resilience.” Together, these efforts are intended to reduce system complexity and improve component robustness, reliability, and reproducibility, ultimately supporting the continued scaling of trapped-ion quantum computers, while strengthening domestic capability across critical photonics and semiconductor manufacturing. About Quantinuum Quantinuum is a leading quantum computing company offering a full-stack platform designed to make quantum computing deployable in real-world environments. The company has commercially deployed multiple generations of trapped-ion based quantum systems built on the well-established QCCD architecture, which it has implemented with novel designs and capabilities to achieve the industry’s highest accuracy levels based on average two-qubit gate fidelity.3 Quantinuum has active engagements with market leaders across pharmaceuticals, material science, financial services, and government and industrial markets, as well as academic and research institutions globally. The company has a global workforce of over 800 employees, including top scientists and researchers. Quantinuum’s headquarters is in Broomfield, Colorado, with additional facilities across the United States, United Kingdom, Germany, Japan, Qatar, and Singapore. For more information, please visit www.quantinuum.com. Cautionary Statement Concerning Forward-Looking Statements This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements. Such statements are based on certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. New factors emerge from time to time, and it is not possible for Quantinuum to predict all such factors. For additional information on these and other risks that could affect Quantinuum’s forward-looking statements, see Quantinuum’s risk factors discussed in its filings with the U.S. Securities and Exchange Commission, including its Quarterly Report on Form 10-Q 3 As of December 31, 2025.

for the period ended June 30, 2026, as such risk factors may be updated from time to time. Any forward- looking statement speaks only as of the date on which it is made, and, except as required by law, Quantinuum does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.